                                                                    EXHIBIT 23.1

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Stock Incentive Plan of La Jolla Pharmaceutical Company of our report dated January 30, 1997, with respect to the financial statements of La Jolla Pharmaceutical Company included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP
                                                     --------------------------
                                                     ERNST & YOUNG LLP

San Diego, California
June 16, 1997